EXHIBIT (1)(e)

WILSHIRE TARGET FUNDS, INC.
ARTICLES SUPPLEMENTARY

	WILSHIRE TARGET FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208.1 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated June 3, 1997, duly authorized the increase in the aggregate number of shares of stock that the Corporation shall have the authority to issue from four hundred million (400,000,000) shares to six hundred million (600,000,000) shares, all designated as common stock.

	SECOND: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated June 3, 1997, duly classified two hundred million (200,000,000) shares of the authorized common stock of the Corporation into the following additional portfolios and classes, designated as follows:



Name of
Portfolio


C
l
a
s
s

D
e
s
i
g
n
a
t
i
o
n

N
u
m
b
e
r

o
f

A
u
t
h
o
r
i
z
e
d

S
h
a
r
e
s

A
l
l
o
c
a
t
e
d






Intermediate
Corporate Bond
Funds
I
n
v
e
s
t
m
e
n
t

C
l
a
s
s

5
0
,
0
0
0
,
0
0
0



I
n
s
t
i
t
u
t
i
o
n
a
l

C
l
a
s
s

5
0
,
0
0
0
,
0
0
0






Long Term
Corporate Bond
Funds
I
n
v
e
s
t
m
e
n
t

C
l
a
s
s

5
0
,
0
0
0
,
0
0
0



I
n
s
t
i
t
u
t
i
o
n
a
l

C
l
a
s
s

5
0
,
0
0
0
,
0
0
0



	THIRD: The increase in the shares of common stock which the Corporation shall have the authority to issue pursuant to Article First of these Articles Supplementary has been so authorized under the authority contained in the Charter of the Corporation. The total number of shares of common stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with
Section 2-105(c) of Maryland General Corporate Law.

	FOURTH: The shares of the Corporation classified pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of common stock of the various series that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-
105(c) of the Maryland General Corporation Law.

	FIFTH: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as herein above set forth, the Corporation had the authority to issue four hundred million (400,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of four hundred thousand dollars ($400,000), of which the Board of Directors had designated four hundred million shares into portfolios and classes and classified the shares of each portfolio and class as follows:

Previous Classification of Shares





Name of
Portfolio

Cl
as
s
De
si
gn
at
io
n
N
u
m
b
e
r

o
f

A
u
t
h
o
r
i
z
e
d

S
h
a
r
e
s

A
l
l
o
c
a
t
e
d






Large
Company
Growth
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Large
Company
Value
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Small
Company
Growth
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Small
Company
Value
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



	As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of six hundred million (600,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of six hundred thousand dollars ($600,000), of which the Board of Directors has designated six hundred million (600,000,000) common shares into portfolios and classes and classified the shares of each portfolio and class as follows:

Current Classification of Shares





Name of
Portfolio

Cl
as
s
De
si
gn
at
io
n
N
u
m
b
e
r

o
f

S
h
a
r
e
s

A
l
l
o
c
a
t
e
d






Large
Company
Growth
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Large
Company
Value
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Small
Company
Growth
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Small
Company
Value
Portfolio
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Intermedia
te
Corporate
Bond Fund
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0






Long Term
Corporate
Bond Fund
In
ve
st
me
nt
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



In
st
it
ut
io
na
l
Cl
as
s
Sh
ar
es
5
0
,
0
0
0
,
0
0
0



	SIXTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of the Intermediate Corporate Bond Fund and the Long Term Corporate Bond Fund shall be as set forth in the Corporation's Articles of Incorporation, as supplemented, and shall be subject to all provisions of the Articles of Incorporation, as supplemented, relating to shares of the Corporation generally.


	IN WITNESS WHEREOF, Wilshire Target Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date: June 24, 1997
WILSHIRE TARGET FUNDS, INC.

[CORPORATE SEAL]
By:	/s/ Julie A. Tedesco
Name:	Julie A. Tedesco
Title:	Vice President

Attest:


By:	/s/ Theresa M.R. Hamlin
Name:	Theresa M. R. Hamlin
Title:	Assistant Secretary